                                                                    Exhibit 99.1
--------------------------------------------------------------------------------

                           [NEWS RELEASE LETTERHEAD]

      ResCare - 10140 Linn Station Road - Louisville, Kentucky 40223-3813
                    - Phone: 502.394.2100 - www.rescare.com


Contacts:         Nel Taylor                     Burton W. Rice, CFA
                  Chief Communication Officer    Executive Vice President
                  ResCare                        Corporate Communications Inc.
                  502/394-2357                   615/254-3376



         RESCARE REPORTS FOURTH QUARTER 2001 EARNINGS OF $0.11 PER SHARE
                                 BEFORE CHARGES
                             ----------------------
               EXPECTS EARNINGS OF $0.65-$0.70 PER SHARE FOR 2002

LOUISVILLE, KY. (MAR. 6, 2002) -- ResCare (Nasdaq/NM: RSCR), the nation's leading provider of services to persons with mental retardation and developmental disabilities and young people with special needs, today announced results for the fourth quarter ended December 31, 2001 that included higher revenues and earnings of $0.11 per diluted share, before charges of $22 million related to reserves for accounts receivable and insurance claims. After these charges, the Company reported a net loss for the quarter of $10.6 million, or $0.44 per diluted share, before an extraordinary item. In the fourth quarter of 2000, ResCare reported earnings of $2.6 million, or $0.11 per diluted share, excluding special charges, which included a legal settlement and loss on the sale-leaseback of certain assets. Revenues for the fourth quarter were $229.7 million, up from $223.3 million in the year-earlier period.

         "We continued to make fundamental operating progress in the fourth quarter," said Ronald G. Geary, chairman, president and chief executive officer. "One of our primary goals throughout 2001 was to enhance our information systems and other components of our infrastructure that support our employees in providing a consistently high standard of care for clients. We realized meaningful gains in these initiatives and expect to make further strides in 2002. Our cost structure benefited from the increased overall availability of labor and our focus on controllable expenses at the operating level. In the fourth quarter of 2001, we began implementing our electronic time and attendance system intended to increase efficiency. Based on early results from the first region converted, we expect a further increase in the efficient use of our staff.

         "The component of the fourth quarter charge related to accounts receivable totaled approximately $15.5 million. We identified the need for this increased reserve, in part, as a result of our implementation of a new information system for billing and accounts receivable. The new system provides a single platform for us to track and analyze receivables and manage our operations that have grown substantially through acquisitions. We believe this new system now gives us the information necessary to timely address any billing issues and prevent a recurrence of this type of charge.


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ResCare Reports 2001 Results
Page 2
March 6, 2002

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         "Also included in the fourth quarter charges is $6.5 million related to insurance claims for workers' compensation. These claims arose because of current studies of our experience during the policy years when we were integrating several significant acquisitions. Additional workers' compensation reserves were also required because of ineffective handling of claims by the Company's previous third-party administrator."

         Geary emphasized that the basis for the charges of $22 million in the fourth quarter came principally from current studies and analyses of data prior to 2001. He said, "We believe that the monthly provisions are adequate for reserves established during 2001 for both accounts receivable and insurance claims. As a result of the fourth-quarter charges, we were not in compliance at year end with certain covenants of our bank lending agreement; but have begun discussions that we believe will lead to a resolution of those variances.

         "The budgetary pressures that most states are experiencing because of the recession will clearly challenge us in obtaining additional rate relief in 2002. We have the advantage, however, that demand for our services is not affected by economic activity. We expect to achieve growth in revenues for 2002 of 4% to 6%, principally as a result of pursuing internal growth opportunities such as opening additional homes to help reduce the waiting lists for care for people needing services as well as selected acquisitions. We have already opened 16 new homes thus far in 2002 and intend to accelerate that pace over the remainder of this year. The required adoption of Statement of Financial Accounting Standards (SFAS) No. 142 for goodwill amortization effective January 1, 2002 should add approximately $0.20 per share to our annual earnings. Including the impact of adopting SFAS 142, our goal is to achieve earnings for 2002 of $0.65 to $0.70 per diluted share and establish a base to achieve an even stronger recovery in profitability in future years."

         Geary concluded, "During the fourth quarter of 2001, we refinanced our debt by issuing $150 million in notes on November 15, 2001 and entering into an $80 million senior secured credit facility with a new bank group. We had $59.0 million in cash and equivalents at year end and generated $58 million in EBITDA for 2001 before charges. We expect to continue to have significant free cash flow from operations during 2002 that will further strengthen our financial flexibility to fund growth."

         ResCare's services to people with disabilities and to special needs youth reach approximately 27,000 people in 32 states, Washington, D.C., Puerto Rico and Canada. More information about ResCare is available on the Company's web site at www.rescare.com.

         The Company from time to time makes forward-looking statements in its public disclosures, including statements relating to the Company's expected financial results, revenues that might be expected from new or acquired programs and facilities, other statements regarding development and acquisition activities, statements regarding reimbursement under federal and state programs, statements regarding compliance with debt covenants and other risk factors and statements regarding various trends favoring downsizing, de-institutionalization and privatization of government programs. In the Company's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause the Company's results to differ materially from those contained in such forward-looking statements. We refer you to the discussion of those factors in our filed reports.

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ResCare Reports 2001 Results
Page 3
March 6, 2002

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                                  RESCARE, INC.
                              Financial Highlights
                      (In thousands, except per share data)


              INCOME STATEMENT DATA:
                                                             Three Months Ended          Year Ended
                                                                December 31              December 31
                                                           ----------------------   ----------------------
                                                             2001         2000        2001         2000
                                                           ---------    ---------   ---------    ---------
Revenues                                                   $ 229,676    $ 223,312   $ 895,205    $ 865,796

Facility and program expenses                                227,640      199,377     827,244      763,576
                                                           ---------    ---------   ---------    ---------
Facility and program contribution                              2,036       23,935      67,961      102,220

Operating expenses (income):
     Corporate general and administrative                      9,667        7,539      33,390       28,111
     Depreciation and amortization                             5,041        5,673      21,079       22,308
     Special charges                                            --            479       1,729        4,149
     Other (income) expense                                     (178)          68      (1,013)         270
                                                           ---------    ---------   ---------    ---------
         Total operating expenses                             14,530       13,759      55,185       54,838
                                                           ---------    ---------   ---------    ---------

Operating income (loss)                                      (12,494)      10,176      12,776       47,382
Interest, net                                                  4,874        5,628      19,061       22,559
                                                           ---------    ---------   ---------    ---------
Income (loss) before income taxes                            (17,368)       4,548      (6,285)      24,823
Income tax expense (benefit)                                  (6,737)       2,235      (1,916)      10,647
                                                           ---------    ---------   ---------    ---------
Income (loss) before extraordinary item                      (10,631)       2,313      (4,369)      14,176
Extraordinary loss on extinguishment of debt, net of tax          (3)        --            (3)        --
                                                           ---------    ---------   ---------    ---------
Net income (loss)                                          $ (10,634)   $   2,313   $  (4,372)   $  14,176
                                                           =========    =========   =========    =========

Basic earnings (loss) per share before
     extraordinary item                                    $   (0.44)   $    0.10   $   (0.18)   $    0.58
Extraordinary loss on extinguishment of debt,
     net of tax                                                 --           --          --           --
                                                           ---------    ---------   ---------    ---------
Basic earnings (loss) per share                            $   (0.44)   $    0.10   $   (0.18)   $    0.58
                                                           =========    =========   =========    =========
Diluted earnings (loss) per share before
     extraordinary item                                    $   (0.44)   $    0.10   $   (0.18)   $    0.58
Extraordinary loss on extinguishment of debt,
     net of tax                                                 --           --          --           --
                                                           ---------    ---------   ---------    ---------
Diluted earnings (loss) per share                          $   (0.44)   $    0.10   $   (0.18)   $    0.58
                                                           =========    =========   =========    =========

Weighted average number of common shares:

     Basic                                                    24,374       24,320      24,357       24,309
     Diluted                                                  24,374       24,320      24,357       24,354

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ResCare Reports 2001 Results
Page 4
March 6, 2002

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

         BALANCE SHEET DATA:

                                                              December 31   September 30    December 31
                                                                 2001           2001           2000
                                                              -----------   ------------    -----------
ASSETS
Cash and cash equivalents                                      $ 58,997       $  9,107       $ 33,415
Accounts and notes receivable, net                              132,181        157,749        142,775
Other current assets                                             35,740         27,850         27,094
                                                               --------       --------       --------
       Total current assets                                     226,918        194,706        203,284
                                                               --------       --------       --------
Property and equipment, net                                      58,779         62,109         85,074
Excess of acquisition cost over net assets acquired, net        209,413        210,864        218,012
Other assets                                                     39,826         34,088         30,401
                                                               --------       --------       --------
                                                               $534,936       $501,767       $536,771
                                                               --------       --------       --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                            $ 84,041       $105,778       $ 80,979
Other long-term liabilities                                       8,752          7,084          8,505
Long-term debt                                                  268,014        204,190        269,164
Shareholders' equity                                            174,129        184,715        178,123
                                                               --------       --------       --------
                                                               $534,936       $501,767       $536,771
                                                               ========       ========       ========



         CASH FLOW DATA:
                                                                  Three Months Ended                 Year Ended
                                                                     December 31                     December 31
                                                               ------------------------        ------------------------
                                                                 2001            2000            2001            2000
                                                               --------        --------        --------        --------
Cash provided by operating activities                          $  7,510        $ 25,052        $ 15,149        $ 39,344

Cash flows from investing activities:
     Purchases of property and equipment                         (2,279)         (2,456)         (9,323)        (20,914)
     Acquisitions of businesses                                    --               (24)           --            (1,045)
     Proceeds from sales of assets                                  632          26,629          26,261          28,671
                                                               --------        --------        --------        --------
         Cash provided by (used in) investing activities         (1,647)         24,149          16,938           6,712
                                                               --------        --------        --------        --------
Cash flows from financing activities:
     Net borrowings (repayments) of long-term debt               44,010         (32,766)         (6,852)        (20,210)
     Proceeds received from exercise of stock options                17            --               347             512
                                                               --------        --------        --------        --------
         Cash provided by (used in) financing activities         44,027         (32,766)         (6,505)        (19,698)
                                                               --------        --------        --------        --------
Increase in cash and cash equivalents                          $ 49,890        $ 16,435        $ 25,582        $ 26,358
                                                               ========        ========        ========        ========


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

ResCare Reports 2001 Results
Page 5
March 6, 2002

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IMPACT OF FOURTH QUARTER ACCOUNTS RECEIVABLE AND INSURANCE CLAIMS CHARGES AND
FIRST QUARTER SPECIAL CHARGES:

                                           Three Months Ended                    Year Ended
                                           December 31, 2001                  December 31, 2001
                                     -----------------------------      ----------------------------
                                                         Without                           Without
                                      As Reported       Charges(1)      As Reported       Charges(2)
                                      -----------       ----------      -----------       ----------
Revenues                                $ 229,676        $ 229,676       $ 895,205        $ 895,205

EBITDA (3)                                 (7,453)          14,547          33,855           57,584

EBITDAR (3)                                   234           22,234          63,647           87,376

Net income (loss)                         (10,634)           2,594          (4,372)           9,833

Diluted earnings (loss) per share       $   (0.44)       $    0.11       $   (0.18)       $    0.40


(1) Pretax charges for the three months ended December 31, 2001 include an additional provision for doubtful accounts of $15.5 million and an additional provision for workers' compensation claims of $6.5 million.

(2) Pretax charges for the year ended December 31, 2001 include an additional provision for doubtful accounts of $15.5 million and an additional provision for workers' compensation claims of $6.5 million. Also included in these charges is $1.6 million related to the cessation of certain operations in Tennessee and the write-off of $0.1 million in deferred debt issuance costs recorded in the first quarter of 2001.

(3) EBITDA is defined as income before extraordinary item, depreciation and amortization, net interest expense, and income taxes. EBITDAR is defined as EBITDA before facility rent. EBITDA and EBITDAR should not be considered as measures of financial performance under accounting principles generally accepted in the United States and the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance.

                                      -END-